JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778
April 27, 2026

ETF Opportunities Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235
Ladies and Gentlemen:
We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the Applied Finance Valuation Large Cap ETF, Applied Finance IVS US SMID ETF, Applied Finance IVS International Large ETF, and Applied Finance IVS International SMID ETF, which is included in Post-Effective Amendment No. 751 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-234544), and Amendment No. 753 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23439), on Form N-1A.
If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.
    Regards,
        /s/ John H. Lively
        On behalf of Practus, LLP